Exhibit 99.1

Foothills Exploration, Inc. Announces Two Additions to
Its Senior Management Team

DENVER, Colorado, March 3, 2017 / GlobeNewsWire / Foothills Exploration, Inc. (FTXP) (the “Company” or “Foothills”), an independent oil and gas exploration and production company engaged in the acquisition and development of properties in the Rockies and Gulf Coast, today announced the appointment of Christopher Jarvis and Kevin Sylla to its management team. Mr. Jarvis is a current Director of Foothills Exploration and will take on the full-time role of Executive Vice President of Finance for the Company and Vice President of Risk Management for Foothills Petroleum Inc., a wholly owned subsidiary. Kevin J. Sylla has been appointed Director and Chief Executive Officer of Foothills Petroleum, Inc. which oversees the Company’s regional operations.

“Both of these new appointments further strengthen our team of oil and gas industry professionals,” stated B.P. Allaire, CEO of Foothills Exploration, Inc. “Chris and Kevin bring proven track records of financial and operational success. Their addition bolsters our corporate structure to meet the needs of our business and help realize the value of our significant oil and gas assets. Both gentlemen will be instrumental in the execution of our business plan and delivering shareholder value.”

Christopher Jarvis, 44, has over 20 years of capital markets and investments experience covering the equity, commodity, and fixed-income markets.  He engineered and executed energy risk management hedges for large multi-national companies and as a publishing analyst, he was ranked #1 by Bloomberg’s BARR analyst ranking system. He has earned the designation of Chartered Financial Analyst (CFA) and Chartered Market Technician (CMT) and routinely appears on CNBC, Fox Business News, and Reuters. He is a contributor to major print media outlets including Reuters, Bloomberg and the Wall Street Journal as an oil and gas analyst. Mr. Jarvis earned a B.A. in Art History from University of Massachusetts and M.B.A. from the University of Connecticut, with a concentration in Finance. He is a member of the CFA Institute and also the Market Technician’s Association (MTA). He has been a member of the University of Connecticut Financial Accelerator Advisory Board for the last 10 years and previously served as the Vice President of the Autism Society of New Hampshire (2004-09). In addition to assuming his full-time role with the Company, Christopher Jarvis will remain a Director of both Foothills Exploration and Foothills Petroleum Inc.

Kevin Sylla, 42, has served as Managing Director of Tiger Energy Operating, LLC and Tiger Energy Partners International, LLC for the past five years and he will continue in those roles for the foreseeable future. Mr. Sylla played a key advisory role in the successful combination and integration of Tiger’s assets into Foothills Exploration. He has over 10 years of oil & gas industry experience with extensive knowledge in business development, mergers and acquisitions, and management of oil and gas field operations. Mr. Sylla has participated extensively in the financing, acquisition and development of numerous domestic oil and gas properties. His acquisition experience has been focused on improving operating and financial efficiencies with underperforming assets resulting in enhanced value creation. Mr. Sylla is the managing member of Wilshire Energy Partners, LLC, a principal shareholder of the Company and has provided consulting services to the Company since its formation. During his career, Mr. Sylla has drilled, reworked and overseen the management of hundreds of wells. Mr. Sylla completed the Petroleum Land Management Program at Texas Christian University and earned his Energy & Finance Management Certification from the University of Denver.

About the Company

Foothills Exploration, Inc. (FTXP), based in Denver, Colorado, is a growth stage oil and gas exploration and production (E&P) company with focus and expertise in acquisition and development of onshore and offshore properties. The Company’s assets are located across well-established plays in the Rocky Mountain and Gulf Coast regions.  Please visit the Foothills website at http://ir.foothillspetro.com/.

Forward-Looking Statements

All statements, other than statements of historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.  These statements are based on certain assumptions we made based on management's experience, perception of historical trends and technical analyses, current conditions, capital plans, drilling plans, production expectations, our abilities to raise adequate additional capital to support our acquisition, development and drilling activities, anticipated future developments, and other factors believed to be appropriate and reasonable by management.  When used in this release, words such as "will," “possible,” "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," "profile," "model," "strategy," "future" or their negatives or the statements that include these words or other words that convey the uncertainty of future events or outcomes, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  In particular, statements, express or implied, concerning our future operating results and returns or our ability to acquire or develop proven or probable reserves, our ability to replace or increase reserves, increase production, or generate income or cash flows are forward-looking statements.

Forward-looking statements are not guarantees of performance. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. As a result, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct.  Although we have recently commenced generating revenue, our securities are subject to considerable risk and widespread fluctuation.  Investors are cautioned to review FTXP’s filings with the Securities and Exchange Commission for a discussion of risk and other factors that affect our business.  Any forward-looking statement made by us in this news release speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Investor Contact

MZ Group

Derek Gradwell

SVP, Natural Resources

Email: dgradwell@mzgroup.us

Tel: 512-270-6990

Web: www.mzgroup.com